EXHIBIT 10(cq)


              OLD AMERICAN COUNTY MUTUAL FIRE INSURANCE COMPANY


                    55% QUOTA SHARE REINSURANCE AGREEMENT


                         Effective:  October 1, 2003

                      Quota Share Reinsurance Agreement
                              Number HFS-03-002
                              Table of Contents


 Article 1      Recitals
 Article 2      Definitions
 Article 3      Business Reinsured
 Article 4      Obligatory Agreement
 Article 5      Terms and Cancellation
 Article 6      Consideration
 Article 7      Loss and Loss Adjustment Expense
 Article 8      Reports and Remittances
 Article 9      Ceding Commission, Fronting Fees, Premium Taxes and
                Sliding Scale Commission
 Article 10     Exclusions
 Article 11     Errors and Omissions
 Article 12     Inspection of Records
 Article 13     Offset Clause
 Article 14     Arbitration
 Article 15     Honorable Undertaking
 Article 16     Assessments and Assignments
 Article 17     Conservation, Liquidation or Insolvency
 Article 18     Loss in Excess of Policy Limits/Extra Contractual Obligations
 Article 19     Savings Clause
 Article 20     Unauthorized (Non-Admitted) Reinsurance
 Article 21     Program Review
 Article 22     Miscellaneous
 Article 23     Intermediary

                     QUOTA SHARE REINSURANCE AGREEMENT NUMBER
                                  HFS-03-002


 This Agreement is made and entered into by and between OLD AMERICAN COUNTY MUTUAL FIRE INSURANCE COMPANY (hereinafter referred to as the "Company") and DORINCO REINSURANCE COMPANY (hereinafter referred to as the "Reinsurer").


              THE COMPANY AND REINSURER HEREBY AGREE AS FOLLOWS:


 ARTICLE 1 - RECITALS
 --------------------
 1.1 The Company and Reinsurer hereby wish to enter into a reinsurance arrangement through which the Company is to bear no business or insurance risk whatsoever, except for (a) the risk of the Reinsurer's insolvency; (b) the risk of ECO and/or XPL exceeding the limits provided in Article 18; (c) the risk on business which would be subject to this Agreement were it not for the exclusions delineated in Article 10; (d) the risk of reduction in the quota share percentage due to Net Written Premium exceeding the premium cap set forth in Article 3; and (e) the risk of excess administrative costs as provided in Article 5

 1.2 The Company and Reinsurer hereby agree that the full consideration provided by the Company in exchange for the fees set forth herein, is to permit the Policies as defined herein to be issued in the name of the Company and which are reinsured one hundred percent (100%) under this Agreement and a certain Quota Share Reinsurance Agreement between the Company and American Hallmark Insurance Company of Texas (Corresponding Reinsurer) dated effective October 1, 2003 (the "Corresponding Agreement").

 1.3 It is understood and agreed that neither the Company nor the Reinsurer is obligated by any representations or warranties made by any of the parties involved in this transaction unless such representations and warranties are formally included in this Agreement.

 1.4 All business reinsured hereunder shall be produced by AMERICAN HALLMARK GENERAL AGENCY, INC. (Managing General Agent), in accordance with the terms and conditions of the Managing General Agency Agreement effective September 1, 2003, (Managing General Agency Agreement) between the Managing General Agent and the Company, a copy of said Agreement is attached hereto and fully incorporated herein.

 1.5 This Agreement sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous or written agreements with respect to matters referred to in this Agreement. This Agreement may not be modified, amended or changed except by an agreement in writing signed by both parties.


 ARTICLE 2 - DEFINITIONS
 -----------------------
 2.1 "Policies" is defined as all policies, endorsements, certificates, contracts, agreements and binders of insurance issued or renewed on or after the effective date of this Agreement on behalf of the Company.

 2.2 "Net Written Premium" is defined as the gross written premium on all original and renewal Policies written by the Company including policy fees, less return premium and cancellations.

 2.3 "Loss in Excess of Policy Limits" (XPL) is defined as any amount which the Company pays or would have been contractually held liable to pay had it not been for the limit of the original Policy.

 2.4 "Extra Contractual Obligation"(ECO) is defined as those liabilities not covered under any other provision of this Agreement which arise from the handling of any claim on business covered hereunder, because of, but not limited to, failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. The date on which any ECO is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

 However, the maximum ECO and/or XPL loss the Reinsurer shall be liable for is subject to $550,000 any one occurrence.

 2.5 "Loss Adjustment Expense" shall mean expenditures by the Company that are not part of the indemnity under the original policy (i.e. which do not contribute to exhaustion of the original policy limit), made in connection with the disposition of a claim, loss or legal proceeding (including investigation, negotiation, cost of bonds, court costs, statutory penalties, prejudgment interest or delayed damages, and interest on any judgment or award and legal expenses of litigation) and the Company's defense costs and legal expenses incurred in direct connection with legal actions (including, but not limited to, Declaratory Judgment actions) brought to determine the Company's defense and/or indemnification obligations that are allocable only to Policies and claims under Policies subject to this Agreement. Any Declaratory Judgment action expenses shall be deemed to have been fully incurred on the same date as the original loss (if any) giving rise to the action. Nonetheless, loss adjustment expense including legal expense shall be 10% of earned premium and included in the monthly account.

 2.6 "Prejudgment Interest" or "Delayed Damages" shall mean interest or damages added to a settlement, verdict, award or judgment based on the amount of time prior to the settlement, verdict, award or judgment whether or not made part of the settlement, verdict, award or judgment.

 2.7 "Underwriting Year" as used herein shall mean the period October 1, 2003 to September 30, 2004, both days inclusive, and each subsequent 12-month period (or portion thereof) shall be a separate underwriting year. All premiums and losses from policies allocated to an underwriting year shall be credited or charged, respectively, to such underwriting year, regardless of the date said premiums earn or such losses occur. It is understood that a policy will be allocated to the underwriting year, which is in effect as of:

    1. As respects all new policies, the effective date of such policies;

    2. As respects renewals of one year or less term policies, the renewal date of such policies.

 Such policies shall remain in the same underwriting year, as originally allocated, until the next renewal date or premium anniversary date, at which time such policies shall be reallocated to the underwriting year in effect as of such date as provided in subparagraphs 2 above. The term of any policy issued with respect to business covered hereunder shall not exceed 12 months.


 ARTICLE 3 - BUSINESS REINSURED
 ------------------------------
 3.1 The Reinsurer hereby reinsures the Company for a fifty-five percent (55%) quota share in respect of all liability, including, but not limited to, losses and loss adjustment expenses, under Policies issued or renewed on or after the effective date hereon on behalf of the Company by the Managing General Agent or its designated representative as classified by the Company in the attached Schedule of Business.

 3.2 It is understood that the classes of business reinsured under this Agreement are deemed to include coverages required for non-resident drivers under the motor vehicle financial responsibility law or the motor vehicle compulsory insurance law or any similar law of any state or province, following the provisions of the Company's policies when they include or are deemed to include so-called "Out of State Insurance" provisions.

 3.3 All reinsurance under this Agreement shall be subject to the same rates, terms, conditions and waivers, and to the same modifications and alterations as the respective Policies of the Company.

 3.4 It is warranted the Net Written Premium shall not exceed $75,000,000 (55% of $75,000,000 = $41,250,000 subject written premium) for the October 1, 2003 to September 30, 2004 underwriting year. However, at any time during the underwriting year the Company and the Reinsurer may amend such maximum Net Written Premium amount by mutual agreement.

 Notwithstanding the provisions of the paragraph above, in the event the Company's Net Written Premium exceeds $75,000,000, the cession percentage hereunder, as respects that underwriting year, shall be reduced to the proportion that $75,000,000 bears to the Company's Net Written Premium for that underwriting year. In the event of a reduction of the cession percentage for any underwriting year under the provisions of this paragraph, the premiums and losses paid hereunder for that underwriting year shall be adjusted retroactively to the beginning of the year.


 ARTICLE 4 - OBLIGATORY AGREEMENT
 --------------------------------
 4.1 The Company agrees to cede to the Reinsurer, and the Reinsurer agrees to accept from the Company, a fifty-five percent (55%) quota share reinsurance participation under all Policies effective on or after the effective date hereof by the Company covering risks situated in Texas. The liability of the Reinsurer shall commence obligatorily and simultaneously with that of the Company subject to the terms, conditions and limitations set forth in this Agreement.

 4.2 Business ceded hereunder shall include every original policy, rewrite, renewal or extension (whether before or after the termination of this Agreement) required by statute or by rule or regulation of the Texas Department of Insurance, or other authority having competent jurisdiction, of any policy of insurance originally ceded hereunder by the Company to the Reinsurer.

 4.3 The parties understand and intend that the Reinsurer shall follow the fortunes of the Company in every respect to activities engaged in hereunder.


 ARTICLE 5 - TERM AND CANCELLATION
 ---------------------------------
 5.1  This Agreement shall become  effective 12:00:01 a.m. (Central  Standard
 Time) on the first day of October 2003, as respects losses arising under Policies effective on or after such date, and shall remain continuously in force unless terminated by either party.

 5.2 This Agreement may be terminated by either party at any calendar quarter end giving the other party written notice at least ninety (90) days prior to such date.

 5.3 When the Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time and date of termination until expiration or cancellation of such business. The parties understand and agree that any Policies with effective dates prior to the termination date, but issued after the termination date, are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed, as a matter of state law or regulation or because an agent (appointed by the Company at the request of the Reinsurer) has not been timely canceled, until the expiration dates on said Policies.

 5.4 Upon termination of this Agreement, the Reinsurer and the Company shall not be relieved or released from any obligation which relate to outstanding insurance business created by or under this Agreement. The parties hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired and all outstanding losses and loss adjustment expenses have been settled. While by law and regulations, the Company recognizes its primary obligations to its Policyholders, the Reinsurer recognizes that there shall be no cost or involvement by the Company, unless specifically agreed, in servicing this run-off. The Reinsurer shall bear all costs and expenses associated with handling of such run-off business following the cancellation or termination of this Agreement. If for any reason any managing general agent or agent fails to service any such run-off business (or any business while the Agreement is still in effect), then consistent with this Agreement, the Reinsurer's obligation with respect to such run-off business shall continue and the Reinsurer shall either service such run-off business directly or appoint, at the Reinsurer's expense, subject to a maximum run off cost of $2,000,000 (55% of $2,000,000 = $1,100,000) a successor to such managing general agent and/or agent, subject to the approval of the Company, which approval shall not be unreasonably withheld. Such successor shall perform all of the duties and obligations of the managing general agent and/or agent with respect to servicing such run-off business.

 5.5 In addition to the provisions set forth in Article 5.2 herein, this Agreement may be terminated at any time in accordance with the following terms and conditions:

  a.  After thirty (30) days written notice  by the Company in the event  the
      Reinsurer:

      (i) is acquired and/or merged by or in any manner becomes under the control of any other company or corporation;
      (ii)   changes a majority of its officers or board of directors; or
      (iii) is the subject of a filing or petition or initiation of any proceeding for supervision, rehabilitation, conservation or liquidation, or any other proceedings for the protection of a creditor.

  b.  After thirty (30) days written notice by the Reinsurer in the event the
      Company:

      (i) is acquired and/or merged by or in any manner becomes under the control of any other company or corporation;
      (ii)   changes a majority of its officers or board of directors; or
      (iii) is the subject of a filing or petition or initiation of any proceeding for supervision, rehabilitation, conservation or liquidation, or any other proceedings for the protection of a creditor.
  c. By the Company immediately and automatically without prior written notice should the Texas Department of Insurance require cancellation or disallow credit for this reinsurance.

  d. After fifteen (15) days written notice by the Reinsurer or the Company, in the event of breach of conditions, fraud or default by either party under the terms and conditions of the Agreement.

 5.6 By the Reinsurer immediately in the event American Hallmark Insurance Company of Texas' surplus drops below $5,000,000.

 5.7 Notices hereunder shall be provided in accordance with Article 22.2, hereof.


 ARTICLE 6 - CONSIDERATION
 -------------------------
 6.1 In consideration of the acceptance by the Reinsurer of fifty-five percent (55%) of the Company's liability on insurance business reinsured hereunder, the Reinsurer is entitled to fifty-five percent (55%) of the Net Premiums written by the managing general agent and/or agent or the Reinsurer on Policies reinsured less the ceding commission allowed to the Company, which includes premium taxes and fronting fees on Policies subject to reinsurance hereunder.


 ARTICLE 7 - LOSS AND LOSS ADJUSTMENT EXPENSE
 --------------------------------------------
 7.1 All loss settlements, judgments and all interest on said judgments, including losses in excess of policy limits (XPL) and extra contractual obligations (ECO) made by the Company or the Company's designee under the terms of this Agreement, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer. The Reinsurer shall be credited with all salvage or recoveries by the Company on business reinsured hereunder.

 7.2 The Reinsurer shall be liable for an amount of loss adjustment expense equal to 10.0% of the premiums earned under this Agreement (as defined in Article 2 - Definitions).

 7.3 Claims handling shall be accomplished by the Managing General Agent or its designated representative ("Claims Agent") pursuant to the Managing General Agency Agreement and whose designation is subject to the Company's continuing approval and shall not be inconsistent with the terms and conditions of this Agreement. Payment of claims handling fees to the designated representative (if any) shall be made by the Reinsurer.

 7.4 It is further agreed, that if the Reinsurer's share of any loss is equal to or greater than $100,000, the Reinsurer will pay its share of said loss as promptly as possible after receipt of reasonable evidence of the amount paid by the Company.


 ARTICLE 8 - REPORTS AND REMITTANCES
 -----------------------------------
 8.1 Within thirty-five (45) days after the end of each calendar month, the Company shall report to the Reinsurer the following:

  a.  Ceded Net Written Premium for the month;
  b.  Ceded premiums earned for the month;
  c.  Provisional ceding commission on b above;
  d. Ceded losses paid during the month (net of any recoveries during the month for cash calls);
  e.  Salvage, subrogation or other recoveries on losses;
  f. 10.0% of (b), representing the Reinsurer's share of loss adjustment which includes legal expense;
  g.  Ceded unearned premium at the end of the month;
  h. Ceded outstanding losses and loss adjustment expense reserves at the end of the month.

 8.2   Balances due under this Agreement will  be equal to (b) less (c)  less
 (d) plus (e) less (f). Any positive balances shown to be due the Reinsurer shall be remitted by the General Agent within 60 days. Any negative balance shown to be due the General Agent shall be remitted by the Reinsurer as promptly as possible after receipt and verification of the General Agent's report, not to exceed 15 days from receipt of the General Agent's report.

 Notwithstanding the foregoing, in the event the Reinsurer terminates this Agreement reports shall be due within 15 days after the end of the month and remittances shall be due within 30 days after the end of the month.


 ARTICLE 9  - CEDING  COMMISSION, FRONTING  FEES, PREMIUM  TAXES AND  SLIDING
 ----------------------------------------------------------------------------
              SCALE COMMISSION
              ----------------
 9.1 The Reinsurer will pay to the Company a provisional Ceding commission of 31.00%, which shall be calculated on the basis of earned premium on policies reinsured hereunder.

 9.2 The Company will be liable for remitting state premium taxes based on net written premium and net policy fees charged. Should service fees be charged on any policy covered by this Agreement, and such fees be deemed taxable for premium tax purposes, then such service fees are to be added to the net written premium and net policy fees charged to determine the amount subject to Fronting Fees. Should service fees be deemed taxable, they shall be reported and remitted in a consistent manner as premium written in
 Article 8 above.

 9.3 The Reinsurer acknowledges that the Company is not responsible for any contingent commission adjustment, and such adjustment shall be settled directly between the Managing General Agent and the Reinsurer. The Reinsurer shall seek recovery for any contingent commission adjustment directly from the Managing General Agent.

 9.4 The provisional commission allowed the Company shall be adjusted periodically in accordance with the provisions set forth herein. The first adjustment period shall be from the effective date of this Agreement through September 30, 2004, and each subsequent 12 month period shall be a separate adjustment period. However, if this Agreement is terminated, the final adjustment period shall be from the beginning of the then current adjustment period through the effective date of termination.

 9.5 The adjusted commission rate shall be calculated as follows and be applied to premiums earned for the period under consideration:

      a. If the ratio of losses incurred to premiums earned is 65.50% or greater, the adjusted commission rate for the period under consideration shall be 26.00%;

      b. If the ratio of losses incurred to premiums earned is less than 65.50%, but not less than 62.50%, the adjusted commission rate for the period under consideration shall be 26.00%, plus 100% of the difference in percentage points between 65.50% and the actual ratio of losses incurred to premiums earned;

      c. If the ratio of losses incurred to premiums earned is 60.50% or less, but not less than 53.50% the adjusted commission rate for the period under consideration shall be 31.00%, plus the difference in percentage points between 60.50% and the actual ratio of losses incurred to premiums earned;

      d. If the ratio of losses incurred to premiums earned is 51.50% or less, the adjusted commission rate for the period under consideration shale be 40.00%.

 9.6 If the ratio of losses incurred to premiums earned for any period is greater than 65.50%, the difference in percentage points between the actual ratio of losses incurred to premiums earned and 65.50% shall be multiplied by premiums earned for the period and the product shall be carried forward to the next adjustment period as a debit to losses incurred. If the ratio of losses incurred to premiums earned for any period is less than 51.50%, the difference in percentage points between 51.50% and the actual ratio of losses incurred to premiums earned shall be multiplied by premiums earned for the period and the product shall be carried forward to the next adjustment period as a credit to losses incurred.

 9.7 Within 18 months from the inception of the Underwriting Year, and after the end of each 12 month period thereafter the General Agent shall calculate and report the adjusted commission on premiums earned for the adjustment period. If the adjusted commission on premiums earned is less than commissions previously allowed by the Reinsurer on premiums earned for the adjustment period, the General Agent shall remit the difference to the Reinsurer with its report. If the adjusted commission on premiums earned is greater than commissions previously allowed by the Reinsurer on premiums earned for the adjustment period, the Reinsurer shall remit the difference to the General Agent as promptly as possible after receipt and verification of the Company's report.

 9.8 "Losses incurred" as used herein shall mean ceded losses paid as of the effective date of calculation, plus the 10.0% allowance for loss adjustment expense, plus the ceded reserves for losses outstanding as of the same date, plus the debit or minus the credit from the preceding adjustment period, it being understood and agreed that all losses and related loss adjustment expense under policies with effective or renewal dates during an adjustment period shall be charged to that adjustment period, regardless of the date said losses actually occur, unless this Agreement is terminated on a "cutoff" basis, in which event the Reinsurer shall have no liability for losses occurring after the effective date of termination.

 9.9 "Premiums earned" as used herein shall mean ceded net written premiums for policies with effective or renewal dates during the adjustment period, less the unearned portion thereof as of the effective date of calculation, it being understood and agreed that all premiums for policies with effective or renewal dates during an adjustment period shall be credited to that adjustment period, unless this Agreement is terminated on a "cutoff" basis, in which event the unearned reinsurance premium (less previously allowed ceding commission) as of the effective date of termination shall be returned by the Reinsurer to the Company.


 ARTICLE 10 - EXCLUSIONS
 -----------------------
 This Agreement does not apply to and specifically excludes the following:

      a.   Any automobile not classified as private passenger automobile.

      b.   Garagekeepers legal liability.

      c.   Vendors single interest.

      d.   Nuclear risks as defined in the "Nuclear Incident Exclusion Clause
           - Physical Damage - Reinsurance" and the "Nuclear Incident Exclusion Clause - Liability - Reinsurance" attached to and forming part of this Agreement.

      e. Liability as a member, subscriber or reinsurer of any Pool, Syndicate or Association, but this exclusion shall not apply to Assigned Risk Plans or similar plans.

      f.   Mobile homes.

      g.   Automobile dealers.

      h. Automobile Liability with respect to any vehicle used principally as:

           1) A Taxicab, public or livery conveyance or bus, it being understood that this exclusion does not apply to school or church buses;
           2) An ambulance, fire department or law enforcement vehicle;
           3) A racing or exhibition vehicle.

      i. Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, insurrection, military or usurped power, martial law or confiscation by order of any government of public authority, but not excluding loss or damage which would be covered under a policy or standard form containing a standard war exclusion clause.

      j. Loss or damage or cost or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payments of the cost of the removal of debris of property damage by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company's Property Business loss under the original policy.

 If any business falling within the scope of one or more of the exclusions is assigned to the Company under an Assigned Risk Plan, such exclusion(s) shall not apply, it being understood and agreed that the limits of liability extended by the Company as respects such policies shall not exceed the minimum statutory limits of liability prescribed in such Assigned Risk Plan.

 If the Company is bound, without the knowledge of and contrary to the instructions of the Company's supervisory underwriting personnel, on any business falling within the scope of one or more of the exclusions set forth in this Article, these exclusions shall be suspended with respect to such business until 30 days after an underwriting supervisor of the Company acquires knowledge of such business.


 ARTICLE 11 - ERRORS AND OMISSIONS
 ---------------------------------
 11.1 Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.


 ARTICLE 12 - INSPECTION OF RECORDS
 ----------------------------------
 12.1 All records pertaining to Policies issued on behalf of the Company through or by the Reinsurer or its designated representative subject to this Agreement, shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made immediately available to the Company or the Reinsurer or their representative or any duly appointed examiner for any State within the United States; and these records shall be kept in the State of Texas. Notwithstanding the foregoing, the Reinsurer is authorized to maintain duplicate working files of all such records outside the State of Texas. The Company and the Reinsurer agree that neither will destroy any such records in their possession without the prior written approval of the other, except that the Company shall not be required to retain files longer than required by the guidelines set by the Texas Department of Insurance.


 ARTICLE 13 - OFFSET CLAUSE
 --------------------------
 13.1 The Company or the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right at any time whether the balances due are on account of premiums or losses or otherwise.


 ARTICLE 14 - ARBITRATION
 ------------------------
 14.1 Unless both parties mutually agree to waive arbitration with respect to a particular dispute, the parties to this Agreement hereby agree that binding arbitration shall be the sole remedy for any and all dispute(s) arising between them with reference to any transactions, terms or conditions under this Agreement including its formation and validity. Arbitration proceedings brought hereunder shall be referred for final determination to the majority decision of a Panel of three disinterested arbitrators. Notice of demand for arbitration shall be made in writing and shall be served via certified or registered mail, return receipt requested, on the Respondent to the Arbitration at the Respondent's current address. The notice requesting arbitration shall identify the Agreement(s) involved in the dispute, the issues to be resolved in the view of the Petitioner, and the arbitrator selected by the Petitioner. The term "days" as used herein shall mean calendar days.

 14.2 The Respondent shall appoint an arbitrator within 30 days of receiving a request by the Petitioner in writing and served via certified or registered mail, return receipt requested, to do so. At the same time as the appointment, the Respondent shall identify in writing any issues which in its view must be resolved in the arbitration proceeding and which were not identified by the Petitioner. If the Respondent fails to appoint its arbitrator within 30 days of being requested to do so, in writing, by the Petitioner, the Petitioner shall have the right to appoint the second arbitrator. Within 30 days after their appointment, the two arbitrators so chosen shall select a third arbitrator to act as umpire. If the two arbitrators do not agree as to the selection of a third arbitrator within 60 days after their appointment, the third arbitrator shall be selected from a list of six individuals (three named by each arbitrator) by a judge of the federal district court in Dallas County, Texas.

 14.3 Each arbitrator shall be a disinterested, active or retired official or officer of an insurance or reinsurance company, not under the control or management of either party to this Agreement, and shall have experience in the class and type of business subject to this dispute.

 14.4 Within 30 days after notice of appointment of all arbitrators, the Petitioner and the Respondent shall each submit a statement of position to the Panel.

 14.5 Within 60 days after notice of appointment of all arbitrators, each party shall provide the other with its relevant books, records, and/or other papers not protected from disclosure by either the work-product or attorney client privilege. Other than the exchange of relevant documents, both parties shall refrain from engaging in any type of discovery including, but not limited to, depositions and interrogatories.

 14.6 Within 30 days following the exchange of documents, the Petitioner and the Respondent shall submit re-hearing briefs to the Panel.

 14.7 Unless some other location is mutually agreeable to the parties, arbitration proceedings shall take place within the municipality wherein the Home Office of the Company is located. Arbitration shall commence as soon as practicable but in no event longer than 120 days after selection of the third arbitrator with notice thereof to the parties. The specific time and site of arbitration shall be promptly agreed to by the parties, or if no Contract is reached, then determined by the Panel.

 14.8 The Panel shall be relieved from applying the strict rules of evidence and/or procedure and shall make its decision based on the custom and practice of the insurance and reinsurance business with a view toward effecting this Agreement in a reasonable manner. Should either party fail to appear at an arbitration hearing and/or fail to furnish the Panel with any subpoenaed papers or information, the Panel is empowered to proceed ex parte. The Panel shall make its award within 60 days following the close of the hearing. The majority decision of the Panel shall be final and binding upon the parties and shall be reduced to a written award, which may include factual findings, and shall be signed by any two of the three arbitrators, dated and delivered overnight to the parties. The Panel may award pre-judgment and post-judgment interest, but in no case shall the authority of the Panel extend to awarding punitive or exemplary damages. Judgment may be entered upon the award by any court having jurisdiction.

 14.9 The expense of its own arbitrator, but shall equally share with the other the expense of the third arbitrator. In the event that the two arbitrators are chosen by one party, as above provided, the expense of the two arbitrators, the third arbitrator and the arbitration shall be equally divided between the Petitioner and the Respondent. Unless mutually agreed other wise, a court reporter transcript shall be taken of the hearing with costs to be divided equally between the parties. The remaining costs of arbitration shall be allocated by the Panel.

 14.10 The Arbitration proceeding brought hereunder, any or all provisions contained herein, and arbitration awards entered pursuant to this Article are specifically governed by, subject to and enforceable under the Federal Arbitration Act (Title 9, United States Code, Sections 1-14, as amended.)

 14.11 Each party agrees that time is of the essence with respect to all terms and conditions referenced in this Article. All deadlines contained in this Article may be extended by mutual Contract of the parties, and if the Panel has been selected, the Panel's Contract must also be obtained.

 14.12 Each party agrees that any arbitration award entered pursuant to and governed by this Article shall not have any precedential or collateral estoppel effect on future arbitrations, proceedings, or controversies, if any, between the parties. Any claim of res judicata or claim preclusion shall itself be subject to arbitration.

 14.13 This Article shall survive the termination of this Agreement.


 ARTICLE 15 - HONORABLE UNDERTAKING
 ----------------------------------
 15.1 The purposes of this Agreement are not to be defeated by narrow or technical legal interpretations of its provisions. This Agreement shall be construed as an honorable undertaking and should be interpreted for the purpose of giving effect to the intentions of the parties hereto.


 ARTICLE 16 - ASSESSMENTS AND ASSIGNMENTS
 ----------------------------------------
 16.1 The Reinsurer hereby assumes liability for its fifty-five percent (55%) quota share reinsurance participation with respect to any and all costs, assessments or assignments imposed as a result of Policies reinsured hereunder (whether before or after the termination of this Agreement) levied or made by a guaranty fund, insolvency fund, plan, pool, association, or other arrangement created by statute or regulation including, but not limited to, assessments levied by the Texas Property & Casualty Insurance Guaranty Association. The Company shall account to the Reinsurer for any recovery or any credit allowed to the Company against its premium taxes, and return to the Reinsurer its share of any recovery or credit.


 ARTICLE 17 - CONSERVATION, LIQUIDATION OR INSOLVENCY
 ----------------------------------------------------
 17.1 In the event of the insolvency of the Company, the Reinsurance afforded by this Agreement shall be payable directly by the Reinsurer to the Company or its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Policies, without diminution because of the insolvency of the Company, in accordance with the provisions of any State Law which may be involved except:

  a. where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company; or

  b. where the Reinsurer with the consent of the direct insured(s) has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to the payees.

 17.2 In the event of the insolvency of the Company, the liquidator, receiver or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on a Policy within a reasonable time after such claim is filed in the insolvency proceedings. During the pendency of such claim, the Reinsurer may investigate such claim and interpose at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of the proportionate share of the benefits which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

 17.3 If two (2) or more reinsurers are involved in the same claim and a majority in interest elects to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

 17.4 As  respects  subject  business  assumed  as  reinsurance  under   this
 Agreement, the parties agree that if the Company has a conservator, liquidator, or receiver appointed for it, or becomes the subject of any conservation, liquidation or insolvency proceeding, and the Company is permitted to have all its liabilities under the Policies reinsured hereunder assumed by another licensed insurer, such assuming insurer shall be substituted for the Company as payee of any reinsurance recoverable hereunder in respect of losses under Policies subject hereto, and the Reinsurer shall make payments thereof directly to the substituted insurer.

 17.5 In the event the foregoing provisions apply, all the other provisions of this Agreement shall apply to the substituted insurer in the same manner as if said insurer were substituted for the Company as the reinsured party hereunder, and to the extent this Agreement reinsures such substituted insurer, coverage hereunder shall be excluded as respects the Company.


 ARTICLE 18 - LOSS IN EXCESS OF POLICY LIMITS/EXTRA CONTRACTUAL OBLIGATIONS
 --------------------------------------------------------------------------
 18.1 This Agreement shall protect the Company for fifty-five percent (55%) of any loss in excess of Policy limits (XPL) and/or fifty-five percent (55%) of the extra contractual obligations (ECO) and shall be deemed to be a loss under the Policy involved and shall be subject to this Agreement. However, the maximum ECO/XPL loss the Reinsurer shall be liable for is subject to $550,000 for any one occurrence.

 18.2 Notwithstanding anything stated herein, this Agreement shall not apply to any extra contractual obligation (ECO) incurred by the Company as a result of any fraudulent and/or criminal act by any officer or director of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

 18.3 It is warranted that the Managing General Agent or its appointed claims handler will maintain Errors and Omissions Insurance coverage requiring a minimum of $3,000,000. It is further warranted that, in the event of XPL and/or ECO loss hereunder, the Managing General Agent's Errors and Omissions Insurance coverage will inure to the benefit of this contract, and any coverage under this agreement shall be excess to the coverage afforded under the Managing General Agent's Errors and Omissions Insurance coverage. Any possible recovery shall not diminish or delay payment of any obligations from the Reinsurer to the company.


 ARTICLE 19 - SAVINGS CLAUSE
 ---------------------------
 19.1 If any law or regulation of any Federal, State or Local Government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement or any portion thereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may, upon written notice to the other, suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulation or ruling. Such illegality shall in no way affect any other portion thereof, provided, however, that the Reinsurer or the Company may terminate or suspend this Agreement insofar as it relates to the Business to which such law or regulation may apply.

 19.2 Should any portion of this Agreement be held to be unenforceable by Arbitration or any court of competent jurisdiction, the remainder of such Agreement shall be construed as if originally written without the unenforceable portion thereof, giving effect to the extent possible of the original intent of the parties hereto as expressed in such Agreement as originally written.


 ARTICLE 20 - UNAUTHORIZED (NON-ADMITTED) REINSURANCE
 ----------------------------------------------------
 20.1 In the event the Company is unable to take reserve credit under this Agreement or the Reinsurers A.M. Best rating is below "A-", the Reinsurer hereby agrees to secure delivery to the Company, prior to the effective date of this Agreement, a clean, irrevocable, evergreen, unconditional letter of credit drawn on a bank that is a member of the Federal Reserve System and approved by the National Association of Insurance Commissioners, and in accordance with the rules and regulations as set forth by the Texas Department of Insurance or any other regulatory authority having jurisdiction, for an amount equal to the Reinsurer's share of the reserves for unearned premium and outstanding losses and loss expenses, including incurred but not reported losses. The Company agrees to furnish the Reinsurer with necessary accounting data to establish the amount of such letter of credit.

 20.2 In the event the Reinsurer and the Company mutually agree, the Reinsurer may, instead of complying with Article 20.1, enter into a trust agreement and establish a trust account for the benefit of the Company in a bank that is a member of the Federal Reserve System, approved by the National Association of Insurance Commissioners and in accordance with the rules and regulations as set forth by the Texas Department of Insurance or any other regulatory authority having jurisdiction. Such amount shall be determined in accordance with Article 20.1 above.

 20.3 The assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash, certificates of deposit, and/or investments of the types permitted by the Texas Insurance Code, Article 5.75-1 (d), provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the guarantor or the beneficiary.

 20.4 The trust agreement shall further require that all settlements of account between the Company and the Reinsurer be made in cash or its equivalent.

 20.5 The Reinsurer and the Company hereby agree that the Letter of Credit or the assets in the trust account established pursuant to this Agreement may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement. Such withdrawals shall be utilized and applied by the Company or its successors in interest by operation of law, including without limitation any liquidator, rehabilitator, receiver, or conservator of such Company, without diminution because of insolvency on the part of the Company or the Reinsurer, only for the following purposes:

  a. to reimburse the Company for the Reinsurer's share of premiums returned to the owners of Policies reinsured under this Agreement on account of cancellations of such Policies; or

  b. to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the Policies reinsured under this Agreement; or

  c. in the event of notice of termination of the trust, to fund an account with the Company in an amount at least equal to the reinsurers share of reserves described in Article 20.1 above; or

  d.  to pay any other amounts due the Company under this Agreement.



 ARTICLE 21 - PROGRAM REVIEW
 ---------------------------
 21.1 The Reinsurer acknowledges that it has been afforded the opportunity to review the records of the Managing General Agent including but not limited to rate levels, rate filings, underwriting guidelines and claims handling. Although the Company may perform reviews as well, it is understood that the participation of the Reinsurer on this Agreement is based upon its continuing due diligence and not based upon due diligence performed by the Company.


 ARTICLE 22 - MISCELLANEOUS
 --------------------------
 22.1 This Agreement has been made and entered into in the State of Texas.

 22.2 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, Certified Mail, return receipt requested, with postage prepaid. Any party may change the address to which notices and other communications hereunder are to be sent to such party by giving the other party written notice thereof in accordance with this provision.

 22.3 This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, personal representatives, heirs and assigns.

 22.4 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

 22.5 This Agreement may be amended, modified or supplemented only by a written instrument executed by all parties hereto.

 22.6 This Agreement is the entire Agreement between the parties and supersedes one and all previous agreements, written or oral, and amendments thereto.

 22.7 A waiver by the Company, the Reinsurer or its designated representative of any breach or default by the other party under this Agreement shall not constitute a continuing waiver or a waiver by the Company, the Reinsurer or its designated representative of any subsequent act in breach or of default hereunder.

 22.8 Headings used in this agreement are for reference purposes only and shall not be deemed a part of this Agreement.


 ARTICLE 23 - INTERMEDIARY
 -------------------------
 Benfield Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through the Intermediary located at 3600 West 80th Street, Minneapolis, Minnesota 55431. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.


                             SCHEDULE OF BUSINESS

 The Company, the Reinsurer and the Managing General Agent agree that the Managing General Agent has the authority to accept, on forms approved by the Company, any Policy, endorsement, binder, certificate, or proposal for insurance. The Managing General Agent's authority is limited by this Schedule of Business.

   Overall:
           Projected premium volume           $40,000,000
           Territory                          Texas only
           Maximum policy term                Twelve months

   Lines of business and maximum limits of liability

                  Coverage                         Maximum Limits
           Bodily Injury Liability            $  25,027 each person
                                              $  50,027 each accident
           Property Damage Liability          $  25,027 each accident

           Uninsured/Underinsured Motorists
              Bodily Injury                   $  25,027 each person
                                              $  50,027 each accident
              Property Damage                 $  25,027 each accident

           Personal Injury Protection         $   2,527 each person

           Medical payments                   $     527 each person

           Physical Damage                    $  50,000 each automobile

 This Agreement does not apply to and specifically excludes the following:

  a.  Any business not produced by AMERICAN HALLMARK GENERAL AGENCY, INC., or

  b. Any business not classified as private passenger automobile liability or physical damage, or

  c. Exclusions specified within the Quota Share Reinsurance Agreement Number HFS-03-002.


 IN WITNESS WHEREOF, the Company and Reinsurer hereto by their respective duly authorized representatives have executed this Agreement as of the date first above written.

 DORINCO REINSURANCE COMPANY


 BY:_____________________________________


 ITS:____________________________________



 OLD AMERICAN COUNTY MUTUAL FIRE INSURANCE COMPANY


 BY:_____________________________________


 ITS:____________________________________